Oak Ridge Energy Technologies Secures $3 million Subscription Agreement

Melbourne, Florida—September 11, 2014— Oak Ridge Energy Technologies, Inc. (OTC: OKME), a cutting-edge technological leader in solid-state battery systems, today announces the completion of a $3 million Subscription Agreement (the “Agreement”).  Precept Fund Management SPC entered into the Agreement for and on behalf of Prescient Fund Segregated Portfolio (“Prescient Fund”), our principal shareholder, and Prescient Fund will receive 15 million shares of the Company's common stock under the Agreement.

“We are pleased to complete our financing,” said Mark Meriwether, Oak Ridge Energy Technologies’ Vice President. “This funding provides resources to grow and deliver new solutions to our clients as we continue to develop our state of the art batteries and battery systems.”

The investment funds will be used to significantly expand our sales and marketing efforts, as well as broaden and accelerate our product development.

FORWARD-LOOKING STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Press Contacts:

Ben Jackson

ir@oakridgeenergytech.com

213.674.6700